UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
October 8, 2026
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
NYSE Texas, Inc.
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On October 8, 2026, AZZ Inc. issued a press release announcing that its Board of Directors has declared and authorized a fiscal year 2027 second quarter cash dividend of $0.24 per share on the Company's outstanding shares of common stock. The dividend is payable on November 5, 2026, to shareholders of record as of the close of business on October 19, 2026.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

The following exhibit is filed as part of this report.

Exhibit	Description
99.1	Press release issued by AZZ Inc., dated October 8, 2026.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: October 8, 2026	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary